                                                                   EXHIBIT 10.43

                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the ____ day of May, 1998 by and between Butler Telecom, Inc., a Delaware corporation,("Buyer"), Tom Cannon, ("Cannon"), Ted Connolly ("Connolly"), Marianne A. Adams("M. Adams"), and Jacqueline Anne Hirst ("J. Hirst") (Cannon, Connolly, M. Adams and J. Hirst are collectively referred to as "Sellers").

                               R E C I T I A L S
                               - - - - - - - - -

          WHEREAS, WCC Telephone Services Inc., ("WCC"), a California corporation, is engaged in the business of engineering, installing, removing, testing and auditing of telecommunication systems (the "Business"): and

          WHEREAS, Cannon owns 24% of the issued and outstanding shares of WCC; and

          WHEREAS, Connolly owns 24% of the issued and outstanding shares of WCC; and

          WHEREAS, Adams & Hirst, Inc., a California corporation ("Adams & Hirst"), owns 52% of the issued and outstanding shares of WCC; and

          WHEREAS, M. Adams owns 50% of the issued and outstanding shares of Adams & Hirst; and

          WHEREAS, J. Hirst owns 50% of the issued and outstanding shares of Adams & Hirst; and

          WHEREAS, Buyer wishes to purchase and Cannon and Connolly wish to sell to Buyer, all of the issued and outstanding shares of WCC owned by them on the terms and conditions set forth below; and

          WHEREAS, Buyer wishes to purchase and M. Adams and J. Hirst wish to sell to Buyer, all of the issued and outstanding shares of stock of Adams & Hirst owned by them on the terms and conditions set forth below:

                               A G R E E M E N T
                               - - - - - - - - -

          NOW, THEREFORE, for and in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES
                          ---------------------------

          1.1  Purchase and Sale.  Subject to the terms and conditions of this
               -----------------
Agreement, effective as of 11:59 p.m. Pacific Daylight Time on May 29, 1998 (the "Closing Date"), (a) Buyer agrees to purchase from Cannon and Connolly, and Cannon and Connolly agree to sell, assign, transfer and deliver to Buyer, 4,800 of the issued and outstanding shares of stock of WCC, comprising 48% of the total issued and outstanding shares of stock of WCC (the "WCC Stock"), and (b) Buyer agrees to purchase from M. Adams and J.Hirst, and M. Adams and J. Hirst agree to sell, assign, transfer and deliver to Buyer, all of the issued and outstanding shares of stock of Adams & Hirst, consisting of 10,000 shares of stock of Adams & Hirst (the "Adams & Hirst Stock").

          1.2  Acquired Assets. The Business shall include, without limitation,
               -----------------
all of the following assets (the "Assets") of WCC:

          (a) Office furniture and equipment, computers, leasehold improvements and deposits pursuant to leases, as set forth in Schedule 1.2(a).

          (b) Computer software owned or licensed by WCC as set forth in
              Schedule 1.2(b).

          (c) Equipment leases and other agreements, contracts and instruments as set forth in Schedule 1.2(c).

          (d) All subcontractor agreements and agreements with suppliers to provide consultants to WCC, including, but not limited to, those set forth in Schedule 1.2(d).

          (e) All Client Agreements including, but not limited to, those forth in Schedule 1.2(e).

          1.3 Excluded WCC Assets and Excluded WCC Liabilities.
              -------------------------------------------------

          (a) Prior to the Closing Date, all receivables or notes from Sellers or affiliated parties, including, without limitation, the receivables and notes set forth in Schedule 1.3 (a) ("Excluded WCC Assets") to the Disclosure Schedules attached hereto (the "Disclosure Schedules") will be paid off.

          (b) Prior to the Closing Date, Sellers and WCC shall pay off the debt set forth in Schedule 1.3 (b) to the Disclosure Schedules ("Excluded WCC Liabilities").

          1.4 Excluded Adams & Hirst Assets and Excluded Adams & Hirst
              --------------------------------------------------------
          Liabilities.
          ------------

          (a) Prior to the Closing Date, all assets of any kind or nature held or owned by Adams & Hirst (except for the stock of WCC) ("Excluded Adams & Hirst Assets") shall be transferred out of Adams & Hirst.

          (b) Prior to the Closing Date, all liabilities of any kind or nature owed by Adams & Hirst ("Excluded Adams & Hirst Liabilities") shall be paid off.

          1.5  Purchase Price. Subject to the Net Equity requirement set forth
               --------------
          below, Buyer shall pay the Sellers, in full payment for the WCC Stock and the Adams & Hirst Stock, as follows:

          (a) The "Unadjusted Purchase Price." The Unadjusted Purchase Price
              -------------------------------
          shall be $1,890,000 paid in cash, by cashier's check or wire transfer at the closing.

          (b) Payment of "Net Equity." Within 90 days after the Closing Date,
              -----------------------
          Buyer will provide to Sellers a balance sheet as of the Closing Date, prepared on an accrual basis in accordance with general accepted accounting principles ("GAAP") (the "Closing Date Balance Sheet"), which Closing Date Balance Sheet shall include, without limitation, a liability account for income taxes payable. Sellers will work in good faith with Buyer in providing Buyer the necessary information for Buyer to prepare the Closing Date Balance Sheet. The Closing Date Balance Sheet will set forth the Net Equity, as defined below. Buyer will pay to the Sellers the Net Equity in excess of $240,000, if any, within 120 days after the Closing Date. Sellers will pay to Buyer the Net Equity below $240,000, if any, within 120 days after the Closing Date.

          (c) Earnout Payment. Buyer will pay to Sellers on or before August 31,
              ---------------
          1999, an amount equal to 60% (sixty percent) of the Gross Profit, as defined below for the twelve month period ending May 29, 1999. In the event that the closing takes place on a date different from May 29, 1998, the date of the Earnout Payment will be adjusted accordingly.

          (d) Allocation. All payments hereunder shall be allocated as
              ----------
          follows:24% to Cannon, 24% to Connolly, 26% to M. Adams and 26% to J. Hirst.

          (e)  Definitions.
               ------------

          (i) "Net Equity." The term "Net Equity" shall be defined as all assets
               ----------
          less all liabilities of WCC , calculated on an accrual basis in accordance with GAAP. Excluded WCC Assets and Excluded WCC Liabilities will not be included in the determination of Net Equity.

          (ii) "Gross Profits". The term "Gross Profits" shall be defined as all revenues from the Business less all Direct Costs, calculated on an accrual basis in accordance with GAAP.

          (iii) "Direct Costs". The term "Direct Costs" shall be defined as set
                 ------------
                forth on Exhibit A. Amounts attributable to each account described in Exhibit A shall be categorized consistent with other similar jobs for which the Buyer accounts and any costs associated with training shall not be taken into account in the calculation of Direct Costs.

    1.6   Stock Free of Liens. The WCC Stock and the Adams & Hirst Stock
          -------------------
(collectively, the "Stock") to be transferred hereunder shall be transferred free and clear of all liens, claims, encumbrances, mortgages, pledges, restrictions or rights of others or every kind and description.

    1.7   Escrow .  Notwithstanding any other provision contained herein,
          -------
$150,000 of the Earnout Payment referred to in paragraph 1.5(c) hereof shall, to the extent not previously set off pursuant to the provisions of Section 7.5 hereof, be placed in an escrow (the "Escrow Account") with a mutually acceptable escrow agent (the "Escrow Agent") until May 31, 2001, or if any claims are pending with respect to the Escrow Account prior to such date, the date on which such claims are resolved. Claims may be made against the Escrow Account in the manner set forth in paragraph 7.5 hereof.

    1.8   Dispute Resolution. If the Sellers have any objections to the Closing
          --------------------
Date Balance Sheet or the determination of Gross Profits described in Section 1.5(b) and 1.5(c), they shall deliver a statement describing their objections ("Statement of Objections") to Buyer within 20 business days after receiving the Closing Date Balance Sheet/Gross Profits determination. Within 20 business days of receipt by the Buyer of the Statement of Objections, Buyer's independent accountants shall review the determination to which the objection relates and supply Sellers with a reasonably detailed response. If the Sellers continue to have any objections to the Closing Date Balance Sheet/Gross Profits determination, they shall confirm in writing such objections within five business days after receipt of the response ("Objection Confirmation"). The Sellers and Buyer shall use reasonable efforts to resolve any objections to the calculation of the Closing Date Balance Sheet/Gross Profits determination. If an Objection Confirmation is given and the parties fail to reach an agreement with respect to the Closing Date Balance Sheet/Gross Profits determination within 20 business days after Buyer's receipt of the Objection Confirmation, the parties shall submit the dispute for resolution to the Orange County Office of one of the six largest firms of independent certified public accountants (the "Accountant"), other than Buyer's or the Sellers accountants as of the Closing, within five business days after the end of the 20-business-day period. Each of the Sellers and the Buyer may submit such information to the Accountant as such party deems relevant on or before the expiration of such period. If the Sellers and the Buyer do not agree upon the selection the Accountant, the selection will be made by the Orange County office of the American Arbitration Association ("AAA") in accordance with the criteria specified above, or if no such Accountant is available or willing to resolve the dispute, the AAA shall select the next largest accounting firm from which a qualified accountant is available in Orange County, California. The Accountant shall, within 20 business days after appointment as provided herein, render its determination as to the Closing Date Balance Sheet/Gross Profits determination and the amount so selected shall be final and binding on the parties. Any such amount shall be payable with simple interest thereon at 8 percent from the due date of such payment. The fees and expenses of the Accountant shall be paid by the party whose determination was not selected, and if neither party's determination is selected, shall be allocated between the parties based upon the proportion in which the final determination was reflective of their respective positions.


                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLERS
                   -----------------------------------------

    In order to induce Buyer to enter into this Agreement, each of the Sellers, jointly and severally, represents and warrants to the Buyer that the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article II).

    2.1   Authority Relative to this Agreement. The Sellers have the full power
          ------------------------------------
and authority to execute, deliver and perform this Agreement and any agreement or document contemplated hereby, and to consummate the transactions contemplated hereby or thereby. The obligations imposed on Sellers by this Agreement, or by any agreement or document contemplated hereby, constitute the valid and binding obligations and agreements of Sellers, enforceable against each of them in accordance with their respective terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights; and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

    2.2   Compliance of Transaction With Laws and Other Instruments. Except as
          ---------------------------------------------------------
set forth in Schedule 2.2 of the Disclosure

Schedules, the execution, delivery and performance by Sellers of this Agreement and any agreement or document contemplated hereby, and the performance and consummation of the transactions contemplated hereby or thereby by Sellers (i) do not require on behalf of Sellers, WCC, or Adams & Hirst any approval, consent or waiver of, or filing with, any governmental agency, court or other authority which has not been obtained and which is not in full force and effect as of the date hereof; (ii) will not conflict with or constitute a breach or violation of the charter or bylaws of WCC or Adams & Hirst; (iii) will not result in a violation of any law, regulation, judgment, writ, injunction, order or decree of any court or governmental or regulatory authority (federal, local or otherwise) to which WCC or Adams & Hirst is subject; and (iv) will not require the approval, consent or waiver of, or filing with any party to, violate or conflict with or result in a breach of, or constitute a default or acceleration of or give rise to a right of termination (or an event which with notice or lapse of time or both would become a default) under, any provision of any contract, indenture, mortgage, lease, agreement or other instrument to which Sellers, WCC, or Adams & Hirst are a party or to which any of its or their assets are subject.

    2.3   Capitalization. The entire authorized capital stock of WCC consists of
          --------------
10,000 shares of common stock, no par value ("Common Shares of WCC"), of which 10,000 Common Shares of WCC are issued and outstanding. All of the issued and outstanding Common Shares have been duly authorized, are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require WCC to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to WCC. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of WCC. No debt instrument issued by WCC has or could have voting rights.

    2.4   Stock.  Cannon and Connolly each hold of record and owns beneficially
          -----
2,400 Common Shares of WCC, and Adams & Hirst owns beneficially 5,200 Common Shares of WCC, in each case free and clear of any restrictions on transfer (other than any restrictions under federal or state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Neither the Sellers, nor Adams & Hirst, is a party to any option, warrant, purchase right, or other contract or commitment that could require the Sellers to sell, transfer, or otherwise dispose of any capital stock of WCC (other than this Agreement). Neither the Sellers, nor Adams & Hirst, is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of WCC.

    2.5   Organization and Qualification. WCC is a corporation duly organized,
          ------------------------------
validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its assets and properties and to conduct the Business in the manner and in the places where such assets and properties are owned, leased or operated or the Business is conducted by it. WCC has no subsidiaries and does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture or other business entity. Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws of WCC (as amended to date). The minute book (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate book and the stock record book of WCC are correct and complete. WCC is not in default under or in violation of any provision of its charter or bylaws.

    2.6   Financial and Other Statements. Schedule 2.6 of the Disclosure
          ------------------------------
Schedules contains true and complete copies of (i) WCC's cash basis financial statements for the year ended December 31, 1997, and (ii) WCC's cash basis interim financial statements for the period ended March 31, 1998 (collectively the "Financial Statements"). Except as set forth in Schedule 2.6 , the Financial Statements fairly present in all material respects the financial position and results of operation of WCC as of the indicated dates and for the period indicated therein.

    2.7   Title to Properties; Liens; Condition of Properties. WCC has good and
          ---------------------------------------------------
marketable title to or a valid leasehold in, the properties and assets used by it, located on its premises, or shown in the Financial Statements or acquired after the date thereof (the "Acquired Assets"), which shall exclude the "Excluded WCC Assets" as defined in Section 1.3. None of such assets are subject to any mortgage, pledge, lien, conditional sale agreement, security interest, encumbrance, title defect or other charge, except for liens for taxes not yet due and payable. Schedule 2.7 of the Disclosure Schedules sets forth the addresses or locations of all facilities (whether leased or owned) of WCC.

    2.8   No Undisclosed Liabilities. There are no contractual or non-
          --------------------------
contractual obligations, debts or liabilities of any nature of WCC whether accrued or unaccrued, contingent or absolute, direct or indirect, recorded or unrecorded, potential or realized (the "Liabilities") as of December 31, 1997, which are not otherwise disclosed in the Financial Statements. WCC has not incurred any Liabilities since December 31, 1997, except for those Liabilities incurred in the ordinary course of business and consistent with past practice and which, in any event, would not, in the aggregate, have a material adverse effect. WCC is not directly or indirectly (i) liable, by guaranty, surety or otherwise, upon or with respect to, or (ii) obligated in any way to provide funds in respect of, or (iii) obligated to guaranty or assume any debt, dividend or other obligation of any person, corporation, association, partnership or other entity.

    2.9   Tax Matters. Except as set forth on Schedule 2.9 of the Disclosure
          -----------
Schedules, WCC has filed (i) all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property, employment or otherwise) ("tax returns") required to be filed; (ii) all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property, employment of otherwise) ("taxes") which are due, pursuant to such returns, or claimed to be due by any taxing authority, or otherwise due and owing, and any penalties or other charges due with respect to the late filing of any such return have been fully paid, and shall be fully paid at the time of closing; (iii) each such tax return heretofore filed by WCC correctly and accurately reflects the amount of its tax liability thereunder; (iv) WCC is not currently the beneficiary of any extension of time within which to file any tax return; (v) no claim has ever been made by an authority in a jurisdiction where WCC does not file tax returns that it is or may be subject to taxation by that jurisdiction; (vi) there are no security interests on any of the assets of WCC that arose in connection with any failure (or alleged failure) to pay any tax; (vii) WCC has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party and all such taxes shall be withheld or paid by Closing and all such taxes accrued but not due as of Closing shall be escrowed with Buyer; and (viii) to the knowledge of the Seller, there is no dispute or claim concerning any tax liability of WCC.

    2.10  Absence of Certain Changes.  Since March 31, 1998, there has not been:
          --------------------------

    (a) any material adverse change in the financial condition, properties, assets, liabilities, personnel or operations of WCC;

    (b) any obligation or liability incurred by WCC, including the obligation to perform services normally conducted by the Business, other than obligations and liabilities incurred in the ordinary course of business;

    (c) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the services, properties or assets of the Business, except in the ordinary course of business;

    (d) any damage, destruction or loss, whether or not covered by insurance, affecting the Business;

    (e) any loss or threatened loss of any permit, license, qualification or certificate of authority held or enjoyed by WCC which loss has had, or could in the future have, a material adverse effect ("Material Adverse Effect") on the business, properties, financial condition or results of operation of the Business or Buyer's free and unencumbered ownership and use of any of the assets or properties of the Business, whether owned or leased, and whether or not carried or reflected on the books and records of WCC (the "Assets");

    (f) any pending or threatened labor disputes or strikes, labor union organizational activity, claim or threatened claim of unfair labor practices, or any material adverse change in relations with WCC's employees generally;

    (g) any action taken by WCC outside of the ordinary course of business;

    (h) any written notice of termination of, or default under, any contract;

    (i) any loan or advance to or any investment in any person, firm or corporation, except for normal business advances to employees consistent with past practice;

    (j) any increase in the compensation payable or to become payable to any of its officers or employees (other than nonmaterial increases in the ordinary course of business) and there has been no establishment, adoption, entering into, or making of any new grants or awards under, acceleration of payment or vesting, or any obligation to grant any awards under, or any amendment to any collective bargaining, bonus, profit sharing, thrift, compensation, stock option or other equity, pension, retirement, incentive or deferred compensation, employment, retention, termination, severance, health, life or other welfare, fringe, Employee Benefit Plan, or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, or any granting or paying of any benefit not required by any existing WCC Benefit Plan or other plan or arrangement;

    (k) any commitment for any addition to property, plant or equipment not in the ordinary course of business;

    (l) any payment, loan or advance of any amount to, or sale, transfer or lease of Assets to, or any agreements or arrangements with, any of WCC's officers, directors or "affiliates," as such term is defined in the rules and regulations of the Securities and Exchange Commission ("Affiliate");

    (m) any charitable or other capital contribution;

    (n) any declaration, set aside or payment of any dividend, any distribution with respect to its capital stock, or any redemption, repurchase, or other acquisition of any of its capital stock;

    (o) any failure to pay current liabilities, including accounts payable and accrued expenses in the ordinary course of business and otherwise in accordance with their terms; or

    (p) any agreement or understanding by WCC to do any of the foregoing.

    2.11  Patents, Trademarks, Trade Names and Similar Rights. WCC does not own
          ---------------------------------------------------
any trademarks, logos, service marks, trade names, copyrights or other similar proprietary rights ("Intangibles") used in the Business, and, to the Seller's knowledge, has no obligation to any third party with respect thereto.

    2.12  Trade Secrets and Customer Lists. WCC has the right to use, without
          --------------------------------
liability to others, all trade secrets and customer lists, if any, required and used in the Business within the last five years and has not disclosed, sold, licensed, sublicensed or otherwise granted to any third party the right to use such trade secrets and information. To the Seller's knowledge, WCC is not using or in any way making use of any confidential information or trade secrets of any third party, including, without limitation, a former employer of any present or past employee of WCC.

    2.13  Client and Other Agreements. With respect to Client Agreements and the
          ---------------------------
agreements set forth in Schedule 1.2(e) of the Disclosure Schedules: (i) all such agreements are legal, valid, binding, enforceable, in full force and effect, and subject to customer consent of the other party to such agreement, are fully transferable to Buyer subject to no governmental or regulatory requirement or impediment; (ii) all such agreements will be legal, valid, binding and enforceable, and in full force and effect on the same terms and conditions on the Closing Date; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration under said agreements; (iv) no party has repudiated any provision of said agreements; (v) the list of agreements set forth in the Disclosure Schedules is a complete and accurate list of all agreements between WCC and its customers; (vi) to the knowledge of the Sellers, the relationship of WCC with the customers that are parties to the agreements are good and Sellers know of no set of facts, and have not received any notice or information from any of the listed customers indicating an intention to decrease the level of services WCC provides to any such customer, or to reduce the rates at which WCC is being compensated from said customers, and no illegal or other payment or consideration has been given by WCC to secure or maintain any business with its customers; (vii) WCC has not received any notice of claims from any of the listed customers relating to WCC's performance of service for such customers; and (viii) no material amount claimed to be payable to WCC under any of the agreements is being disputed by any client.

    2.14  Employee Agreements and Plans.
          -----------------------------

    (a) Neither WCC, nor any ERISA Affiliate maintained, contributed to, or had (or may have) any liability under any Employee Benefit Plan with respect to its employees, former employees, or independent contractors. For purposes of this
Section 2.14 and the Agreement:

    (i) "Employee Benefit Plan" means (a) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, group health, medical expense reimbursement, dependent care, legal services, flexible benefits or cafeteria, stock option, stock purchase, stock appreciation rights, phantom stock, savings, deferred compensation, consulting, severance pay or termination pay, vacation pay, leave of absence, layoff, life insurance, accident, disability, workers' compensation, welfare or other employee benefit or fringe benefit plan, program, arrangement practice or policy which is an "employee pension benefit plan" as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, whether written or unwritten; and

    (ii) "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) that, together with WCC (or any person whose liabilities WCC has assumed or is otherwise subject to, whether directly or indirectly, including as a result of indemnification) would be or has been treated as a single employer under Section 4001(b) of ERISA or Section 414 of the Internal Revenue Code of 1986, as amended ("Code").

    (b) WCC is not a party to any employment agreement, whether written or oral, or agreement with change in control or similar provisions, or collective bargaining agreement or contract with any labor union relating to any employees or former employees of WCC. Except as set forth in Schedule 2.14 of the Disclosure Schedules, the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or accelerate the time of payment or vesting, or increase the amount of any compensation or benefits due to any individual nor result in the imposition of any federal excise tax with respect to any Employee Benefit Plan. WCC does not currently have outstanding any loan or loans to any current or former employees, nor has WCC guaranteed such loans.

    (c) Schedule 2.14 of the Disclosure Schedules sets forth, as of the date of this Agreement, with respect to each employee employed by WCC, his or her name, position, salary or hourly wage, his or her date of employment and any applicable significant employee benefits or entitlement not available generally to WCC's employees.

    (d) WCC has complied in all respects with all applicable laws relating to the employment of labor or consultants or independent contractors in connection with the operation of the Business, including, without limitation, those relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, immigration and naturalization, equal employment opportunity and the payment and withholding of taxes.

    (e) WCC is not a party to any contract with any labor organization, nor has it agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of its employees. WCC has not experienced any strikes, work stoppages, significant grievance proceedings or claims of unfair labor practices filed or, to WCC's or Seller's knowledge, threatened to be filed with respect to the operation of the Business.

    2.15  Litigation, Proceedings, Etc. Except for matters described in Schedule
          ----------------------------
2.15 of the Disclosure Schedules, (i) to the best knowledge of the Sellers, there is no pending claim, action, litigation, suit or proceeding against, or investigation of WCC; (ii) WCC has not received any notice of any claim, action, litigation, suit or proceeding against it or investigation of it, and no such claim, action, suit, proceeding or investigation is pending or threatened against WCC and (iii) there are no outstanding court, arbitration or agency orders, decrees or stipulations to which WCC is a party or which are directed to WCC.

    2.16  Compliance With Law and Other Instruments: Permits.  WCC is not (and
          --------------------------------------------------
has not been for the past twelve months) in violation of, or default under: (i) any term or provision of its charter or by-laws; (ii) any term or provision of any financial covenant or any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party, or by which it or any of its properties or business is or may be bound or affected, or (iii) any applicable law (including, without limitation, the Fair Labor Standards Act and all other federal and state wage and hour laws), any and all Federal immigration laws, regulations and promulgations, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business, or WCC's employees, consultants or independent contractors, (iv) WCC owns, possesses, or has obtained licenses, permits, certifications, registrations, approvals or consents and other authorizations necessary to own or lease, as the case may be, its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are in good standing, and there are no proceedings pending or, to the best knowledge of WCC's officers and directors, threatened, or any basis therefor existing, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals, or consents or authorizations, or related to the breach or failure to comply with any law, rule, regulation, judgment or decree.

    2.17  Transactions with Affiliates. Except as set forth in Schedule 2.17 of
          ----------------------------
the Disclosure Schedules there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding or other arrangement of any kind whatsoever entered into by WCC with Sellers, officers or directors or any Affiliate of any of them. At Closing, WCC shall cancel all arrangements with any Affiliate.

    2.18  Insurance. Set forth in Schedule 2.18 of the Disclosure Schedules is a
          ---------
list of insurance in force with respect to the Business, which list is true, complete and accurate in all material respects. WCC has paid all premiums due under such policies and, to its knowledge, such policies are each outstanding and in full force and effect on the date hereof. To Sellers' knowledge, no insurance carrier has refused any application for insurance by WCC.

    2.19  Books and Records. All books and records pertaining to the Business
          -----------------
have been, or prior to the Closing shall have been, made available for review by Buyer and its representatives and are correct and complete in all material respects, have been maintained in accordance with good business practice and fairly reflect the basis for the financial condition and results of operations of WCC set forth in the Financial Statements.

    2.20  Powers of Attorney; Bank Accounts. There are no outstanding powers of
          ---------------------------------
attorney executed on behalf of WCC. Set forth in Schedule 2.20 of the Disclosure Schedules is an accurate and complete list of the name and address of each bank or other institution where WCC has an account or safe deposit box, the number of such account, and the names of all persons authorized to draw thereon or have access thereto.

    2.21  Broker's Fees. With the exception of Benefit Capital Financial
          -------------
Services, Inc., which shall be paid by WCC at the Closing, WCC has no obligation or liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

    2.22  Miscellaneous. All compensation payments including vacation, per diem,
          -------------
holiday and sickness payments, required to be paid to WCC's personnel for any period prior to the Closing, will be paid in full at the time of Closing. WCC has not entered into any employment agreement and/or arrangement with nonexempt personnel guaranteeing a minimum number of work hours during any predetermined time period. Except as is necessary to close the Business and pay off obligations, Sellers agree not to use the name WCC Telephone Services, Inc., or any similar name for any purpose. All Field Personnel who are classified as "independent contractors" are correctly classified as such, and all employees who are non-US citizens have valid, legal and current visas, are in compliance with applicable United States Immigration Laws, and have properly executed Employment Eligibility Verification Forms (I-9).

    2.23  Year 2000.  To the best of Seller's knowledge, all software used in
          ---------
the Business, or provided to WCC, whether licensed, owned, or used by vendors, is Year 2000-compliant.

    2.24  Disclosure. The statements contained in this Agreement, and in any
          ----------
written documents or Schedules attached hereto prepared and delivered by or on behalf of WCC or Sellers pursuant to the terms hereof are true and correct in all material respects, and such statements, documents or Schedules do not omit any material fact required by the terms hereof or thereof to be stated herein or therein or necessary to make the statements contained herein or therein not misleading. There is no fact known to Sellers or WCC which would have a material adverse effect on the Business, other than those which have been set forth in this Agreement or in the Disclosure Schedules attached hereto.


                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF M. ADAMS AND J. HIRST
            -------------------------------------------------------

    In order to induce Buyer to enter into this Agreement, each of M. Adams and
J. Hirst, jointly and severally, represent and warrant to the Buyer that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III).

    3.1   Capitalization. The entire authorized capital stock of Adams & Hirst
          --------------
consists of 100,000 shares of common stock, no par value (Common Shares of Adams & Hirst"), 10,000 of which Common Shares of Adams & Hirst are issued and outstanding. All of the issued and outstanding Common Shares of Adams & Hirst have been duly authorized, and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Adams & Hirst to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Adams & Hirst. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Adams & Hirst. No debt instrument issued by Adams & Hirst has or could have voting rights.

    3.2   Stock. M. Adams and J. Hirst each hold of record and own beneficially
          -----
5,000 Common Shares of Adams & Hirst, free and clear of any restrictions on transfer (other than any restrictions under federal or state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Neither M. Adams nor J. Hirst is a party to any option, warrant, purchase right, or other contract or commitment that could require M. Adams or J. Hirst to sell, transfer, or otherwise dispose of any capital stock of Adams & Hirst (other than this Agreement). Neither M. Adams nor J. Hirst is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Adams & Hirst.

    3.3   Organization and Qualification. Adams & Hirst is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its assets and properties and to conduct its Business in the manner and in the places where such assets and properties are owned, leased or operated or the business is conducted by it. Except for its interest in WCC, Adams & Hirst has no subsidiaries and does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture or other business entity. Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws of Adams & Hirst (as amended to date). The minute book (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate book and the stock record book of Adams & Hirst are correct and complete. Adams & Hirst is not in default under or in violation of any provision of its charter or bylaws.

    3.4   No Undisclosed Liabilities.  Except as set forth on Schedule 3.4 of
          --------------------------
the Disclosure Schedules, there are no contractual or non-contractual obligations, debts or liabilities of any nature of Adams & Hirst whether accrued or unaccrued, contingent or absolute, direct or indirect, recorded or unrecorded, potential or realized (the "Adams & Hirst Liabilities") as of the date hereof. Adams & Hirst is not directly or indirectly (i) liable, by guaranty, surety or otherwise, upon or with respect to, or (ii) obligated in any way to provide funds in respect of, or (iii) obligated to guaranty or assume any debt, dividend or other obligation of any person, corporation, association, partnership or other entity.

    3.5   Business. The business of Adams & Hirst consists solely of the
          --------
purchase and resale of telecommunications installation related material. Revenues for the calendar year 1997 and the first quarter of 1998 were $67,773 and $16,811, respectively.

    3.6   Tax Matters. Except as set forth on Schedule 3.6 of the Disclosure
          -----------
Schedules, Adams & Hirst has filed (i) all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property, employment or otherwise) ("tax returns") required to be filed; (ii) all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property, employment or otherwise) ("taxes") which are due, pursuant to such returns, or claimed to be due by any taxing authority, or otherwise due and owing, and any penalties or other charges due with respect to the late filing of any such return have been fully paid, and shall be fully paid at the time of closing;
(iii) each such tax return heretofore filed by Adams & Hirst correctly and accurately reflects the amount of its tax liability thereunder; (iv) Adams & Hirst is not currently the beneficiary of any extension of time within which to file any tax return; (v) no claim has ever been made by an authority in a jurisdiction where Adams & Hirst does not file tax returns that it is or may be subject to taxation by that jurisdiction; (vi) there are no security interests on any of the assets of Adams & Hirst that arose in connection with any failure (or alleged failure) to pay any tax; (vii) Adams & Hirst has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party and all such taxes shall be withheld or paid by Closing and all such taxes accrued but not due as of Closing shall be escrowed with Buyer; and (viii) to the knowledge of M. Adams and J. Hirst, there is no dispute or claim concerning any tax liability of Adams & Hirst.

    3.7   Employee Agreements and Plans.
          -----------------------------

    (a) Neither Adams & Hirst, nor any Adams & Hirst ERISA Affiliate maintained, contributed to, or had (or may have) any liability under any Employee Benefit Plan with respect to its employees, former employees, or independent contractors. For purposes of this Section 3.7:

    (i) "Employee Benefit Plan" means (a) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, group health, medical expense reimbursement, dependent care, legal services, flexible benefits or cafeteria, stock option, stock purchase, stock appreciation rights, phantom stock, savings, deferred compensation, consulting, severance pay or termination pay, vacation pay, leave of absence, layoff, life insurance, accident, disability, workers' compensation, welfare or other employee benefit or fringe benefit plan, program, arrangement practice or policy which is an "employee pension benefit plan" as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, whether written or unwritten; and

    (ii) "Adams & Hirst ERISA Affiliate" means each person (as defined in
         Section 3(9) of ERISA) that, together with Adams & Hirst (or any person whose liabilities Adams & Hirst has assumed or is otherwise subject to, whether directly or indirectly, including as a result of indemnification) would be or has been treated as a single employer under Section 4001(b) of ERISA or Section 414 of the Internal Revenue Code of 1986, as amended ("Code").

    (b) Adams & Hirst is not a party to any employment agreement, whether written or oral, or agreement with change in control or similar provisions, or collective bargaining agreement or contract with any labor union relating to any employees or former employees of Adams & Hirst. The execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or accelerate the time of payment or vesting, or increase the amount of any compensation or benefits due to any individual nor result in the imposition of any federal excise tax with respect to any Employee Benefit Plan. Adams & Hirst does not currently have outstanding any loan or loans to any current or former employees, nor has Adams & Hirst guaranteed such loans.

    (c) Adams & Hirst currently has no employees, and has had only one employee during the period of its operations. Such employee commenced employment on October 1, 1995 and terminated employment on December 31, 1997.

    (d) Adams & Hirst has complied in all respects with all applicable laws relating to the employment of labor or consultants or independent contractors in connection with the operation of its business, including, without limitation, those relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, immigration and naturalization, equal employment opportunity and the payment and withholding of taxes.

    (e) Adams & Hirst is not a party to any contract with any labor organization, nor has it agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of its employees. Adams & Hirst has not experienced any strikes, work stoppages, significant grievance proceedings or claims of unfair labor practices filed or, to Adams & Hirst's knowledge, threatened to be filed with respect to the operation of its business.

    3.8   Litigation Proceedings, Etc. (i) There is no pending claim, action,
          ---------------------------
litigation, suit or proceeding against, or investigation of Adams & Hirst; (ii) Adams & Hirst has not received any notice of any claim, action, litigation, suit or proceeding against it or investigation of it, and no such claim, action, suit, proceeding or investigation is pending or threatened against Adams & Hirst; and (iii) there are no outstanding court, arbitration or agency orders, decrees or stipulations to which Adams & Hirst is a party or which are directed to Adams & Hirst.

    3.9   Compliance With Law and Other Instruments; Permits. Adams & Hirst is
          --------------------------------------------------
not (and has not been for the past twelve months) in violation of, or default under: (i) any term or provision of its charter or by-laws; (ii) any term or provision of any financial covenant or any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party, or by which it or any of its properties or business is or may be bound or affected, or (iii) any applicable law.

    3.10  Transactions with Affiliates. There is no lease, sublease,
          ----------------------------
indebtedness, contract, agreement, commitment, understanding or other arrangement of any kind whatsoever entered into by Adams & Hirst with Sellers, officers or directors or any Affiliate of any of them. At Closing, Adams & Hirst shall cancel all arrangements with any Affiliate.

    3.11  Insurance. There is no insurance in force with respect to Adams &
          ---------
Hirst.

    3.12  Books and Records. All books and records pertaining to Adams & Hirst
          -----------------
have been, or prior to the Closing shall have been, made available for review by Buyer and its representatives and are correct and complete in all material respects, have been maintained in accordance with good business practice and fairly reflect the basis for the financial condition and results of operations of Adams & Hirst.

    3.13  Powers of Attorney. There are no outstanding powers of attorney
          ------------------
executed on behalf of Adams & Hirst.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

    In order to induce Sellers to enter into this Agreement, the Buyer represents and warrants to the Sellers that the statements contained in this
Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement through this Article IV).

    4.1   Authority Relative to this Agreement. The Buyer has the full corporate
          ------------------------------------
power and authority, and has taken all necessary and proper action, corporate and otherwise, to execute, deliver and perform this Agreement and any other agreement or document contemplated hereby, and to consummate the transactions contemplated hereby or thereby. All action on the part of Buyer necessary for the authorization, execution, delivery and performance of this Agreement and any other agreement or document contemplated hereby, and the consummation of the transactions contemplated hereby or thereby, has been taken. The obligations imposed on Buyer by this Agreement, or by any agreement or document contemplated hereby, constitute the valid and binding obligations and agreements of Buyer, enforceable against it in accordance with their respective terms, except that
(i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights; and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

    4.2   Compliance of Transaction With Laws and Other Instruments. The
          ---------------------------------------------------------
execution, delivery and performance by Buyer of this Agreement and any agreement or document contemplated hereby, and the performance and consummation of the transactions contemplated hereby or thereby by Buyer (i) do not require on behalf of Buyer any approval, consent or waiver of, or filing with, any governmental agency, court or other authority which has not been obtained and which is not in full force and effect as of the date hereof; (ii) will not result in a violation of any law, regulation, judgment, writ, injunction, order or decree of any court or governmental or regulatory authority (federal, local or otherwise) to which Buyer is subject; (iii) will not conflict with or constitute a breach or violation of the charter or bylaws of Buyer; and (iv) will not require the approval, consent or waiver of, or filing with any party to, violate or conflict with or result in a breach of, or constitute a default or acceleration of or give rise to a right of termination (or an event which with notice or lapse of time or both would become a default) under, any provision of any contract, indenture, mortgage, lease, agreement or other instrument to which Buyer is a party or to which any of its assets are subject.

    4.3   Organization and Qualification. Buyer is a corporation duly organized,
          ------------------------------
validly existing and in good standing under the laws of its state of incorporation.

    4.4   Consents. Buyer is not subject to any law, ordinance, regulation,
          --------
rule, order, judgment, injunction, decree, contract, commitment, lease, agreement, instrument or other restriction of any kind, which by its provisions would prevent the consummation of this Agreement or any of the transactions contemplated hereby, without the consent, filing with or notification of any third party which has not already been obtained or made or will not be obtained prior to the Closing.

    4.5   Broker's Fees. Buyer has no liability or obligation except to Elite
          -------------
Investment Group, LLC, to pay any fees or commissions to any broker, investment bankers, finder or agent with respect to the transactions contemplated by this Agreement.

    4.6   Status of Stock.  Buyer is purchasing the Stock for its own account,
          ---------------
for investment purposes only, and not with a view to or for sale in connection with any distribution of such Stock.


                                   ARTICLE V

                         BUYER'S CONDITIONS TO CLOSING
                         -----------------------------

    The obligations of Buyer to purchase the WCC Stock and the Adams & Hirst Stock and to consummate the transactions contemplated hereby, are subject to the fulfillment in all respects on or prior to the Closing Date of each of the following conditions:

    5.1   Representations and Warranties. The representations and warranties
          ------------------------------
made by Sellers in Articles II and III hereof shall be true and correct when
                   --------------------
made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except that representations which are specifically made as of a specified date shall be true and correct as of such earlier date.

    5.2   Performance. All covenants, agreements and conditions contained in
          -----------
this Agreement to be performed or complied with by Seller on or prior to the Closing Date shall have been performed or complied with in all material respects.

    5.3   Closing Deliveries. Buyer shall have received all documents and
          ------------------
instruments required pursuant to Section 6.2 hereof.
                                 ------------

    5.4   Absence of Litigation. No action, suit or proceeding before any court
          ---------------------
or any governmental body or authority shall be pending against either Sellers, WCC, Adams & Hirst, or Buyer which seeks to impose substantial damages in connection with, or to restrain or invalidate the transactions contemplated by, this Agreement, and no preliminary or permanent injunction or order that would prohibit or restrain such transactions shall be in effect.

    5.5   Absence of Certain Changes. There shall not have occurred
          --------------------------
prior to the Closing Date (a) any material adverse change in the Business, or any event or condition which, with the passage of time or the filing of notice, may cause or create any such adverse change, or (b) the legal inability of Sellers to convey, assign and transfer to Buyer the WCC Stock or the Adams & Hirst Stock.

    5.6   Further Assurances. All actions to be taken by the Sellers in
          ------------------
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer. The Buyer may waive any condition specified in this Article V if it executes a writing so stating at or prior to the Closing Date.

    5.7   Miscellaneous. (a) Cannon shall have executed and delivered to Buyer
          -------------
the employment agreement attached hereto, (b) Sellers shall have delivered to Buyer, from or with respect to the State of California, a good standing certificate, letter of good standing, and tax release certificate with respect to WCC and Adams & Hirst, and, with respect to Adams & Hirst, a Certificate of Payment (tax release) from the State Board of Equalization, (c) Buyer shall have received an opinion from Counsel for Sellers, dated the Closing Date, satisfactory in form and substance to counsel for Buyer and (d) Buyer shall have received the Articles of Incorporation and the By-Laws of WCC and Adams & Hirst as amended to the date hereof, and a certification by an officer of WCC that same are true and complete copies of such documents as in effect at the time of certification.

    5.8   Workers' Compensation. Seller shall deliver to Buyer workers'
          ---------------------
compensation certificates in all states requested by Buyer.

    5.9   Excluded Liabilities. Sellers shall have provided Buyer with evidence
          --------------------
of payment or satisfaction of all Excluded WCC Liabilities and Excluded Adams & Hirst Liabilities.

    5.10  Excluded Assets. Sellers shall have provided Buyer with evidence of
          ---------------
transfer of all Excluded WCC Assets out of WCC and all Excluded Adams & Hirst Assets out of Adams & Hirst.

    5.11  Employees. At the Closing Date, WCC shall have no fewer than 35
          -----------
employees that have agreed to be employed by Buyer.


                                   ARTICLE VI

                         SELLERS' CONDITIONS TO CLOSING
                         ------------------------------

    The obligations of Sellers to sell the Stock and the obligation of Sellers to consummate the transactions contemplated hereby are subject to the fulfillment in all respects on or prior to the Closing of each of the following conditions:

    6.1   Representations and Warranties. The representations and warranties
          ------------------------------
made by Buyer in Article IV hereof shall be true and correct when made, and
                 -----------
shall be true and correct in all respects on the Closing with the same force and effect as if they had been made on and as of the Closing, except for changes permitted or contemplated by this Agreement and except that representations which are specifically made as of a specified date shall be true and correct as of such earlier date.

    6.2   Performance. All covenants, agreements and conditions contained in
          -----------
this Agreement to be performed or complied with by Buyer on or prior to the Closing shall have been performed or complied with in all respects.

    6.3   Closing Deliveries. Sellers shall have received all documents and
          ------------------
instruments required pursuant to Section 8.2 hereof.
                                 ------------

    6.4   Absence of Litigation. No action, suit or proceeding before any court
          ---------------------
or any governmental body or authority shall be pending against either Sellers, WCC, Adams & Hirst, or Buyer which seeks to impose substantial damages in connection with, or to restrain or invalidate the transactions contemplated by this Agreement and no preliminary or permanent injunction or order that would prohibit or restrain such transactions shall be in effect.


                                  ARTICLE VII

                               FURTHER AGREEMENTS
                               ------------------

    7.1   Expenses. Sellers shall pay their costs incurred in connection with
          --------
the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the fees of the attorneys and accountants of Sellers. Buyer shall pay its costs incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the fees of its attorneys and accountants.

    7.2   Press Releases. Buyer may prepare and issue press releases regarding
          --------------
this transaction, but will provide advance notice to Sellers thereof.

    7.3   Survival of Representations. The representations and warranties
          ---------------------------
contained herein are and will be deemed and construed to be continuing representations and warranties and will survive the Closing and, other than fraudulent misrepresentations made by Sellers and breach of the representations set forth in Section 2.9, continue in full force and effect thereafter, for fifteen (15) months after the Closing Date. All fraudulent misrepresentations and breach of the representation set forth in Section 2.9 made by Sellers shall continue in full force and effect until expiration of the applicable statute of limitations. If a notice of breach is given within any applicable time period, the Sellers shall be responsible for all Damages (as defined below) resulting from, arising out of, or related to such breach, including all Damages suffered after the date notice has been given.

    7.4   Indemnification.
          ---------------

          (a) From and after the Closing Date, Sellers, jointly and severally, shall defend, indemnify and hold harmless Buyer from and against any and all claims, actions, causes of action, lawsuits, losses, costs, damages, liabilities and expenses, including reasonable attorneys' fees and expenses (collectively, "Damages"), incurred by Buyer that arise out of:

          (i) a breach of the representations, warranties, covenants and agreements given or made by Sellers in this Agreement, any of the Disclosure Schedules or under or pursuant to any document, certificate, schedule or instrument delivered by or on behalf of Sellers in connection herewith;

          (ii) all matters arising out of or in connection with the operation of the Business or of Adams & Hirst before the Closing including, without limitation, all matters referred to in Section 2.23 hereof;

          (iii) all Excluded WCC Liabilities and Excluded WCC Assets;

          (iv) all Excluded Adams & Hirst Liabilities and Excluded Adams & Hirst Assets;

          (v) any claim, action, suit or proceeding asserted or instituted on the basis of any matter described in clauses (i), (ii), (iii) or (iv) of this
Section 7.4(a).

    (b) From and after the Closing Date, Buyer shall defend, indemnify and hold harmless Sellers from and against any and all Damages incurred by Sellers arising out of (i) a breach of the representations, warranties, covenants and agreements given or made by Buyer in this Agreement, any of the Disclosure Schedules, or under or pursuant to any document, certificate, schedule or instrument delivered by or on behalf of Buyer in connection herewith; (ii) all matters arising solely out of or solely in connection with the operation of the Business after the Closing, and (iii) any claim, action, suit or proceeding asserted or instituted on the basis of any matter described in clauses (i) or
(ii) of this Section 7.4(b).

    (c) No claim, demand, suit or cause of action shall be brought under clauses
(i), (ii) or (iii) or this paragraph 7.4 against the Sellers (except for claims, demands, suits and causes of action arising out of: (i) a breach of the representations and warranties set forth in Article III, (ii) any matter arising out of or in connection with the operation of Adams & Hirst before the Closing;
(iii) any excluded Adams & Hirst Liabilities; and (iv) the matter referred to in
Schedule 2.15 of the Disclosure Schedules) unless and until the aggregate amount of Damages under such clauses exceeds $25,000, in which event the Buyer shall be entitled to indemnification from the Sellers for all Damages under such clauses, including damages not in excess of $25,000, up to a maximum aggregate liability of $1,800,000.

    7.5   Procedures; Third Party Claims. If a claim to which the
          ------------------------------
indemnification provisions of Section 7.4 apply, arises out of any suit, claim
                              ------------
or other assertion of liability by a third party (hereinafter collectively, the "Claims" and individually, a "Claim"), the indemnified party agrees to give written notice within a reasonable time to the indemnifying party of the existence of such Claim, it being understood that the failure to give such notice shall not affect the indemnified party's right to indemnification and the indemnifying party's obligation to indemnify as set forth in this Agreement, unless the indemnifying party's ability to contest, defend or settle with respect to such Claim is thereby demonstrated and materially prejudiced.

    The obligations and liabilities of the parties hereto with respect to their respective indemnities pursuant to Section 7.4 resulting from any Claim, shall
                                   ------------
be subject to the following additional terms and conditions:

          (a) The indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Claim, subject to the right of approval by indemnified party, which right shall not be unreasonably withheld.

          (b) In the event that the indemnifying party shall elect not to undertake such defense or opposition, or within 30 days after notice of any such Claim from the indemnified party shall fail to defend or oppose, the indemnified party (upon further written notice to the indemnifying party) shall have the right to undertake the defense, opposition, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party (subject to the right of the indemnifying party to assume the defense of or opposition to such Claim at any time prior to settlement, compromise or final determination thereof).

          (c) Anything in this Section 7.5 to the contrary notwithstanding, (i)
                               ------------
              if there is a reasonable probability that a Claim may adversely affect the indemnified party, the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Claim, (ii) the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such Claim, and (iii) in the event that the indemnifying party undertakes defense of or opposition to any Claim, the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party and their respective counsel or other representatives shall cooperate in good faith with respect to such Claim.

          (d) No undertaking of defense or opposition to a Claim shall be construed as an acknowledgment by such party that it is liable to the party claiming indemnification with respect to the Claim at issue or other similar Claims.

    7.6   Set-Off. In the event the indemnifying party is required to make any
          -------
payments under Section 7.4 hereof, or in the event the indemnifying party is required to reimburse the Indemnified Party pursuant to Section 7.4 hereof, the indemnified party, may, in lieu of seeking such payments from the indemnifying party or in lieu of seeking reimbursement from the indemnifying party, set-off such amounts from amounts due to the indemnifying party pursuant to paragraph
1.5 hereof, or if the payment set forth in paragraph 1.5 has already been made and has been placed in the Escrow Account, the indemnified party may make a claim against the Escrow Account, whereupon the matter shall be referred to binding arbitration in such manner as the parties may agree or shall be determined by a court of competent jurisdiction.

    7.7   Conduct of Business Pending Closing.
          -----------------------------------

          (a) Except as set forth in the Disclosure Schedules, during the period from the date of this Agreement to the date of

Closing (the "Closing Date"), WCC and Adams & Hirst shall conduct the Business according to their ordinary and usual course of business, consistent with past practice. Without limiting the generality of the foregoing, prior to the Closing Date, neither WCC nor Adam & Hirst will, without the prior written consent of Buyer, engage in any of the following transactions:

           (i) enter into any new employment agreement with officers, directors or employees;

           (ii) grant any increase in the compensation payable or to become payable to the Sellers or any other officers or employees or establish, adopt, enter into, or make any new grants or awards under, accelerate payment or vesting, become obligated to grant any awards under, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option or other equity, pension, retirement, incentive or deferred compensation, employment, retention, termination, severance, health, life or other welfare, fringe, Employee Benefit Plan, or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, or grant or pay any benefit not required by an existing Employee Benefit Plan or other plan or arrangement.

           (iii) make a commitment for any significant investment of a capital nature;

           (iv) enter into any waiver, release or relinquishment of any contract rights, except, in each case, in the ordinary course of business and consistent with past practice;

           (v) enter into any new leases for property except in the ordinary course of business, or terminate any of the Client Agreements;

           (vi) acquire the assets of any business or any corporation, partnership or other business organization or otherwise acquire any assets which are material in the aggregate to the Business;

           (vii) sell, lease or otherwise dispose of any Asset except in the ordinary course of business consistent with past practice;

           (viii) create, assume or incur any encumbrance on any of the Assets;

           (ix) amend, terminate or waive any right of substantial value arising under any of the Client Agreements or otherwise relating to the Business;

           (x) fail to pay current liabilities, including accounts payable and accrued expenses, in the ordinary course of business and otherwise in accordance with their terms;

        (xi) collect any accounts receivable outside of the ordinary course and in advance of their due dates;

        (xii) take or perform any action which would or might cause any representation or warranty made by Sellers herein to be rendered inaccurate, in whole or in part, and/or which would prevent, inhibit or preclude the satisfaction, in whole or in part, of any covenant required to be performed or satisfied by Sellers at or prior to the Closing and/or the implementation of the within transaction;

        (xiii) agree in writing or otherwise take any of the foregoing actions or any action which would make any representation or warranty in this Agreement to be untrue or incorrect; or

        (xiv) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 2.10 above.

    (b) During the period from the date of this Agreement to the Closing Date, Sellers will:

        (i) take and perform any and all actions necessary to render accurate and/or maintain the accuracy of, all of the representations and warranties of Sellers and WCC herein contained and satisfy each covenant or condition required to be performed or satisfied by Sellers prior to the Closing and/or cause or permit the implementation of the within transaction;

        (ii) carry on and maintain the Business in substantially the same form, style and manner as operated by Sellers prior to this Agreement and use their best efforts to preserve its business organization and its relationships with its customers, all employees and others having business relations with Sellers, and not voluntarily engage in any transaction not in the ordinary course of business without the prior consent of Buyer;

        (iii) use their best efforts in good faith to cause each of WCC's customers including, but not limited to those listed on Schedule 1.2(e) of the Disclosure Schedules, to indicate their intention to continue to be bound by the terms and conditions of the Client Agreements;

        (iv) use their best efforts in good faith to cause each of its employees to continue employment with Seller following the Closing Date; and

        (v) give prompt written notice to Buyer of any material development affecting WCC's or Adams & Hirst's assets, clients, liabilities, business, financial condition, operations, results of operations, or future prospects; and give prompt written notice to Buyer of any material development affecting Seller's ability to consummate the transactions contemplated by this Agreement. No disclosure, pursuant to this paragraph "7.7
(b)(v)", however, shall cure any misrepresentation, breach of warranty, or breach of covenant.

    7.8   Continued Disclosure. If any event or state of facts occurs or arises
          --------------------
between the earlier of the date hereof (or the date as of which disclosure has been made with respect to such type of event or state of facts) and the Closing Date that, had it occurred or arisen prior to or on such date, would have been required by the terms hereof to be disclosed herein, Seller shall give notice thereof in writing to Buyer within five days of the happening of such event or state of facts. The giving of such notice and the disclosure of such event or state of facts shall in no way change the conditions precedent to the obligations of Buyer as set forth in Article VII.
                                     -----------

    7.9   Full Access. Sellers will permit representatives of the Buyer to have
          -----------
full access to all premises, properties, personnel, books, records, contracts and documents of or pertaining to WCC and Adams & Hirst.

    7.10 Exclusivity. WCC and Adams & Hirst will not and Sellers will not cause
         -----------
or permit WCC or Adams & Hirst to: (i) solicit, initiate, or encourage the submission of any proposal or offer from any person or entity relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, WCC or Adams & Hirst (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity to do or seek any of the foregoing. The Sellers will not vote the WCC Stock or the Adams & Hirst Stock in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Buyer immediately if any person or entity makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

    7.11 Tax Returns. Sellers will provide to Buyer, within 45 days following
         -----------
the Closing Date, draft federal and state tax returns and draft cash basis financial statements for WCC and Adams & Hirst covering, in each instance, the period from January 1, 1998 to the Closing Date.

                                  ARTICLE VIII

                               CLOSING DELIVERIES
                               ------------------

    8.1   Closing. Subject to the conditions contained in this Agreement, the
          -------
closing of the transactions contemplated by this Agreement (the "Closing") shall take place at a location mutually agreeable to Buyer and Seller at 10:00 a.m. Pacific Coast Time on May 29, 1998. The effective time for purposes of apportionments and other matters involving allocations for the Closing shall be 11:59 p.m., Pacific Daylight Time, on May 29, 1998.

    8.2   Deliveries.
          ----------

          (a) At the Closing, Buyer shall deliver to Sellers:

              (i)   The Purchase Price pursuant to Section 1.4 hereof;
                                                   -----------

              (ii) Certified copies of the resolutions of the Board of Directors of Buyer authorizing Buyer to execute and deliver this Agreement, any agreement or document contemplated hereby, and to consummate the transactions contemplated hereby and thereby;

              (iii) A certificate of an executive officer of Buyer, dated the Closing Date, certifying that: (A) all representations and warranties made by Buyer in Article III hereof were true and correct when made, and are true and correct on the Closing Date, except for changes permitted or contemplated by this Agreement and except that representations which are specifically made as of a specified date shall be true and correct as of such earlier date; and (B) all covenants, agreements and conditions contained in this Agreement to be performed or complied with by Buyer on or prior to the Closing Date have been performed or complied with;

              (iv) A duly executed Employment Agreement, in substantially the form attached as Exhibit A-1 hereto; and

              (v)   Opinion of Buyer's counsel.

          (b) At the Closing, Sellers shall deliver to Buyer:

              (i) for the WCC Stock and the Adams & Hirst Stock accompanied by executed assignment documents or endorsed in blank;

              (ii) Possession of all assets used in the Business, except for Excluded WCC Assets;

              (iii) All contracts, leases, agreements or other documents, books, financial and accounting records of WCC not previously delivered or not located on the premises of WCC, to the extent such items are used in the Business, and are not Excluded Assets or items related to Excluded Assets and all documents, books, financial and accounting records of Adams and Hirst not previously delivered to Buyer;

         (iv) A duly executed Employment Agreement, in substantially the form attached as Exhibit A-1 hereto;

         (v) A certificate of the Sellers, dated as of the Closing Date, certifying that: (i) all representations and warranties made by Sellers in
Article II and Article III hereof were true and correct when made, and are true and correct on the Closing Date except for changes permitted or contemplated by this Agreement and except that representations which are specifically made as of a specified date shall be true and correct as of such earlier date; and (ii) all covenants, agreements and conditions contained in this Agreement to be performed or complied with by Sellers on or prior to the Closing Date have been performed or complied with;

         (vi) An opinion of Sellers' counsel in a form to be mutually agreed by the parties;

         (vii) Evidence satisfactory to the Buyer of payment of all payroll, payroll withholding taxes and vacation accrued but not due as of the end of business as of the date of Closing;

         (viii) All documents required by Article V hereof; and

         (ix)   All other documents required by this Agreement.


                                   ARTICLE IX

                     POST-CLOSING COVENANTS AND AGREEMENTS
                     -------------------------------------

    9.1   Further Assurances. If at any time and from time to time after the
          ------------------
Closing, Buyer determines that any further assignment, consent to assignment or other document or any further action is necessary or desirable to carry out the purposes of and to make effective the transactions contemplated by this Agreement, Sellers agree to execute and deliver all such instruments and to take such actions as may be reasonably necessary or advisable for such purpose.

    9.2   Covenant Not to Compete; Nondisclosure and Confidentiality.
          ----------------------------------------------------------

          (a) Non-Compete. During the later of (i) the employment of Cannon with Buyer, and one (1) year thereafter, or (2) for a period of five (5) years from the date of this Agreement (provided that with respect to Sellers other than Cannon, the period of this covenant not to compete shall terminate five (5) years from the date of this Agreement), Sellers shall not directly or indirectly through representatives agents or otherwise (i) engage in competition with the Business sold hereunder, its successors or assigns within 150 miles from Brea, California, and within 150 miles from any office currently or for the next twelve months under the management or direction of Cannon (hereafter the "Territory") or with respect to WCC's or Buyer's "customers" as defined in this paragraph; or (ii) provide information, solicit or sell for, own, or organize any interest in, either directly or through any affiliate or subsidiary corporation, partnership or other entity, or become engaged by, act as agent for, or in any manner assist, any person, corporation or other entity that is directly or indirectly in competition with Buyer or Sellers' Business, or their successors or assigns in the Territory or with respect to Buyer's or WCC's "customers" as defined in this paragraph. Sellers further agree that within the restrictive period, they will not in any way attempt to divert from Buyer or WCC any business whatsoever and Sellers further agree that during said restrictive period they will not influence or attempt to influence any of the customers of Buyer or Sellers not to do business with Buyer or WCC; Sellers further agree that they will not make or permit the making of any public announcement or statement of any kind that they were formerly employed or connected with Buyer or WCC, which announcement has as its purpose directly or indirectly the intent to violate the provisions of this Agreement. The term "customer", as used herein, shall mean any person or entity which Sellers have contact with and do business with for Buyer or WCC at any time while employed by WCC or Buyer. None of the foregoing restrictions upon Sellers shall restrict their investment in up to 2 percent of the outstanding stock of any publicly-traded corporation.

    (b) Confidential Information. During the term set forth in paragraph (a) and thereafter, Sellers shall not divulge any of Buyer's or WCC's business contacts, customers, suppliers, technology, know-how, trade secrets, marketing techniques, books and records, computer programs, lists, plans, databases, or any other confidential or proprietary information or make available to any other persons any documents, files or other papers concerning the foregoing or the Business or financial affairs of WCC or Buyer. During the term set forth in paragraph (a) Seller shall not solicit the employment of any employee or consultant currently or provisionally employed or retained by Buyer or WCC.

    (c) Sellers have carefully considered the nature and extent of the restrictions upon them and the rights and remedies conferred upon Buyer under this Agreement and hereby acknowledge and agree that the same are reasonable in time and territory.

    (d) It is stipulated that a breach by Sellers of the restrictive covenants set forth herein will cause irreparable damage to Buyer and that in the event of any breach of the provisions under this Section, Buyer, in addition to any other remedies it has, shall be entitled to an injunction restraining Sellers from violating or continuing a violation of the restrictive covenants herein contained. It is further stipulated that the existence of any claim or cause of action on the part of Sellers against Buyer, whether arising from this Agreement or otherwise shall in no way constitute a defense to the enforcement of the restrictive covenants contained herein, and the restrictive periods in which Buyer is entitled to an injunction shall be extended in an amount which equals the time period which the Sellers are or have been in violation of the restrictive covenants contained herein. In the event of a breach of the restrictive covenants contained in the Agreement, Sellers, jointly and severally, agree to the payment of or reimbursement of, Buyer's reasonable attorney's fees and disbursements incurred in enforcing any such provision. The provisions of this Section shall survive the Closing Date. If any of the provisions of this Section shall be held invalid, illegal, or unenforceable by the final decision of a court of competent jurisdiction and all appeals therefrom shall have failed or the time for such appeals shall have expired the provision or provisions shall be deemed eliminated from this Agreement to such jurisdiction but the remaining provisions shall nevertheless be given full effect. In the event this Agreement or any portion hereof is more restrictive than permitted by the law of the jurisdiction in which enforcement is sought, this Agreement or such portion shall be limited in that jurisdiction only to the extent required by the law of that jurisdiction. If a court of competent jurisdiction shall determine that the terms of this Section are partially or wholly inoperative, unenforceable or invalid in a particular case because of their time or geographic scope or for any other reason such court shall have the power to limit such time or geographic scope or otherwise to recast the terms of this Agreement in such case so as to permit its enforcement to the greatest extent permitted by applicable law.

    (e) Nothing in this Section 9.2 shall be interpreted as restricting the ability of the Sellers to continue to conduct the business previously conducted by Adams & Hirst involving the purchase and resale of telecommunications installation-related materials.

    9.3   Resignations. Immediately following Closing, Cannon and Connolly shall
          ------------
resign as directors, and Connolly shall resign as an officer and employee of WCC.

                                   ARTICLE X

                              TERMINATION; WAIVER
                              -------------------

    10.1  Termination. This Agreement may be terminated at any time
          -----------
prior to the Closing as follows:

          (a) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (i) in the event the Sellers have breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of breach, and the breach has continued without cure for a period of 10 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before June 30, 1998, by reason of Sellers being unable or unwilling to effect a Closing on or before, June 30, 1998, or by reason of the failure of any condition precedent under Article V hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement), or (iii) if Buyer in its sole discretion is not satisfied with the results of its continuing legal, business and accounting due diligence regarding Seller; and

    (c) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, any of the Sellers has notified the Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before June 30, 1998, by reason of Buyer being unable or unwilling to effect a Closing on or before June 30, 1998, or by reason of the failure of any condition precedent under Article VI hereof (unless the failure results primarily from the Sellers itself breaching any representation, warranty, or covenant contained in this Agreement).

    10.2  Effect of Termination; Specific Performance.
          -------------------------------------------

          (a) In the event of the termination of this Agreement pursuant to
Section 10.1 hereof, notice thereof shall be promptly given by the terminating party to the other party and thereafter this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except that (i) the provisions of Section
7.1 hereof shall remain in effect and (ii) nothing in this Section 10.2 shall relieve any party to this Agreement from liability for breach of this Agreement or any misrepresentation hereof, including pursuant to paragraph (b) hereof.

          (b) In the event of a breach or threatened breach by Sellers or Buyer of any of the agreements and obligations set forth herein, monetary damages or the other remedies at law that may be available to the non-breaching party for such breach or threatened breach will be inadequate and, without prejudice to the nonbreaching party's right to pursue any remedies at law or in equity available to it for such breach or threatened breach, including without limitation the recovery of damages, the non-breaching party will be entitled to injunctive relief as a means of having the breaching party comply with the provisions herein.

    10.3  Extension; Waiver. At any time prior to the Closing, the parties
          -----------------
hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by the other party or in any document, certificate or writing delivered pursuant hereto by the other party, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of either party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver of any breach of a provision of this Agreement shall constitute or be deemed a waiver of any other breach of the same or any other provision of this Agreement, and no delay or failure to take action with respect to any breach or provision of this Agreement shall constitute or be deemed a waiver of the right to enforce this Agreement and to take action against such breach or any subsequent breach of the same or any other provision.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

    11.1  Entire Agreement; Amendment. Except with respect to those documents
          ---------------------------
signed in connection with the Closing of the transactions contemplated by this Agreement and those documents that, by their terms, modify or supersede this Agreement, this Agreement (including the Disclosure Schedules), contains the entire agreement between the parties hereto and supersedes all prior oral or written agreements, promises, representations, commitments or understandings with respect to the matters provided for herein. This Agreement may be modified or amended only by a writing duly executed by Buyer and Sellers, which modification or amendment shall be binding upon all of the parties hereto.

    11.2  Assignment and Binding Effect. This Agreement and the rights and
          -----------------------------
obligations of any party hereunder may not be assigned by any party without the prior written consent of the other party hereto. All covenants, agreements, statements, representations, warranties and indemnities in this Agreement by and on behalf of either of the parties hereto shall bind and inure to the benefit of their respective heirs, successors and permitted assigns of the parties hereto.

    11.3  Waivers. No waiver of any of the provisions of this Agreement shall be
          -------
deemed or shall constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

    11.4  Notices. All notices, demands or other communications which may be or
          -------
are required to be given by any party to any other party pursuant to this Agreement, shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, national overnight express, telegram or facsimile transmission, addressed as follows:

          (a)  If to Buyer:

               Butler International, Inc.
               110 Summit Avenue
               Montvale, New Jersey 07645
               Attention: Michael C. Hellriegel
               Sr. Vice President-Finance
               Facsimile: (201) 573-9773

               with a copy (which shall not constitute notice) to:

               McBreen, McBreen & Kopko
               20 North Wacker Drive
               Suite 2520
               Chicago, Illinois 60606
               Attention: Frederick H. Kopko, Jr.
               Facsimile: (312) 332-2657

          (b)  If to Sellers:

               c/o WCC Telephone Services, Inc.
               615 North Berry Street, Suite G
               Brea, CA 92821

               with a copy to: Doug Schaaf

               Paul, Hastings, Janofsky & Walker LLP
               695 Town Center Drive
               Costa Mesa, California 92626-1924

until such time as either party notifies the other of a change of address. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger or telefax transmission log being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

    11.5  Governing Law; Jurisdiction and Venue. This Agreement shall be
          -------------------------------------
governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of laws thereof. Each party hereby submits to the personal jurisdiction of the United States District Court for the District of New Jersey or any court of the State of New Jersey, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. In addition, each party hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, (i) any objection which it may now have or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related matter in such court, (ii) the defense of an inconvenient forum to the maintenance of any suit, action or proceeding in any such court, and (iii) trial by jury in any such suit, action or proceeding.

    11.6  Counterparts; Execution. To facilitate execution, this Agreement may
          -----------------------
be executed in as many counterparts as may be required, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but a single agreement.

    11.7  Effective Time of Closing. Notwithstanding the time at which Closing
          -------------------------
takes place, the Closing shall be deemed to be effective as of 11:59 p.m. Pacific Daylight Time on the Closing Date.

    11.8  Severability. Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    11.9  No Third Parties Benefited. This Agreement is made and entered into
          --------------------------
for the sole protection and benefit of the parties hereto, their successors and assigns, and no other person or persons shall have any right of action under this Agreement.

    11.10  Recitals, Schedules and Exhibits. The recitals, schedules, and
           --------------------------------
exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

    11.11  Section Headings. The section headings used herein are inserted for
           ----------------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be executed on its behalf, as of the date first above written.

                              BUYER:

                              BUTLER TELECOM, INC.

                              By:________________________________

                              Its:_______________________________

                              SELLERS:___________________________


                              -----------------------------------
                              Tom Cannon

                              -----------------------------------
                              Ted Connolly

                              -----------------------------------
                              Marianne A. Adams

                              -----------------------------------
                              Jacqueline Anne Hirst